                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of
The Merrill Lynch Fund of of Stripped ("Zero") U.S. Treasury Securities, Series A, B, C, D, E, F, G, H, I, J, K and L

We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement Numbers: 2-89536, 2-94915, 33-02813, 33-13386, 33-21320, 33-28038,
33-34403, 33-39606, 33-47078, 33-49519, 33-53085 and 333-76661 of our opinion dated February 14, 2002, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 26, 2002